EXHIBIT 4.12

                             DATED 19 December 1998





                          PRIDE INTERNATIONAL INC. and
                       MARITIMA PETROLEO E ENGENHARIA LTDA
                                   as Sponsors


                                     - and -


                   PETRO DIA THREE SA AND PETRO DIA FOUR SA
                                as Beneficiaries





              -------------------------------------------------
                                 FLOOR GUARANTEE
                         relating to the Loan Agreements
                   in respect of "Amethyst 6" and "Amethyst 7"
              -------------------------------------------------

                 F I E L D - F I S H E R - W A T E R H O U S E
           4 1   V I N E   S T R E E T   L O N D O N   E C 3 N   2 A A

                                      INDEX


CLAUSE/HEADING                                                       PAGE
--------------                                                       ----
1.    DEFINITIONS AND INTERPRETATION                                    2
2.    FLOOR GUARANTEE AND UNDERTAKING                                   4
3.    PRESERVATION OF OBLIGATIONS                                       5
4.    PAYMENTS                                                          8
5.    TAXATION                                                          8
6.    REPRESENTATIONS AND WARRANTIES                                    9
7.    CURRENCY INDEMNITY                                               10
8.    DELEGATION, ASSIGNMENT                                           10
9.    NOTICES, ETC.                                                    11
10.   COUNTERPARTS                                                     12
11.   WAIVER; REMEDIES CUMULATIVE                                      12
12.   LANGUAGE                                                         12
13.   SEVERABILITY                                                     12
14.   GOVERNING LAW AND JURISDICTION                                   12

THIS DEED is made on 19 December 1998 BETWEEN:-

(1) PRIDE INTERNATIONAL INC,. a company incorporated under the laws of the State of Louisiana, USA, of 5847 San Felipe, Suite 3300, Houston, Texas 77057, USA ("PRIDE") and MARITIMA PETROLEO E ENGENHARIA LTDA., a company incorporated under the laws of Brazil, of Avenida Almirante Barroso 52, Gr. 3400, 2031-000 Rio de Janeiro, Brazil ("MARITIMA") (together, the "SPONSORS" and, individually, a "SPONSOR"); and

(2) PETRO DIA THREE SA a company duly organised and existing under the laws of the Republic of Panama whose registered office is at 53rd Street Urbanizacion Obarrio Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama and PETRO DIA FOUR SA a company duly organised and existing under the laws of the Republic of Panama whose registered office is at 53rd Street Urbanizacion Obarrio Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama (together the "Beneficiaries" and individually a "BENEFICIARY").

WHEREAS:

(A) By a loan agreement (as amended or supplemented from time to time, the "LOAN AGREEMENT") of even date herewith and made between the Beneficiaries
      (1), the Borrower (2), the Facility Agent (3) and the Security Agent (4), the Beneficiaries have agreed, upon and subject to the terms and conditions of the Loan Agreement, to make available to the Borrower loan facilities not exceeding US$160,000,000 for the purposes therein specified.

(B) By a further loan agreement (the "SISTER COMPANY LOAN AGREEMENT") dated the same date as the Loan Agreement and made between the Beneficiaries
      (1), the Sister Company (2), the Facility Agent (3) and the Security Agent
      (4), the Beneficiaries have agreed to make available to the Sister Company upon and subject to the terms and conditions of the Sister Company Loan Agreement loan facilities not exceeding US$180,000,000 for the purposes therein specified.

(C) The Sponsors have agreed to execute and deliver this Deed to the Beneficiaries as two of the Lenders in consideration of the Beneficiaries, at the Sponsors' request, entering into the Loan Agreement and the Sister Company Loan Agreement and making or continuing loans or advances to, or otherwise giving credit or granting accommodation or granting time to, the Borrowers as defined in and pursuant to the Loan Agreement and/or the Sister Company Loan Agreement.

(D) It is the parties' intention that this Deed shall be held by the Beneficiaries as security for the Guaranteed Obligations in addition to and separately from any other security therefor held by the Security Agent for the benefit of the Secured Parties, it being recognised that the obligations of the Borrower and of the Sister Company under the Loan Agreement and the Sister Company Loan Agreement respectively constitute separate and independent debts thereunder in favour of the Beneficiaries as Lenders.

IT IS AGREED as follows:-

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Deed the following words and expressions shall, except where the context otherwise requires, have the following meanings:

      "ADVANCE" means any Advance as defined in the Loan Agreement or in the Sister Company Loan Agreement;

      "AGENTS" means the Facility Agent and the Security Agent and "AGENT" means either or any of them as the context requires;

      "BANKING  DAY"  shall  bear  the  meaning  ascribed  to it in  the  Loan
      Agreements;

      "BENEFICIARIES" means each of the Beneficiaries specified on page one of this Deed and their respective successors in title and transferees to the extent only that such Beneficiary expressly transfers or assigns the benefit of this Deed to such successor in title and transferee in accordance with Clause 8 (to the intent that no Lender other than the Beneficiaries shall be entitled to the benefit of this Deed other than as a successor in title and transferee of either Beneficiary as aforesaid);

      "BORROWER" means Petrodrill Six Limited, a company incorporated under the laws of the British Virgin Islands, of Arias Fabrega and Fabrega Trust Co; BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands;

      "COMMITMENT" means any Commitment as defined in and for the purpose of the Loan Agreement or the Sister Company Loan Agreement;

      "DRAWDOWN NOTICE" means any Drawdown Notice as defined in the Loan Agreement and in the Sister Company Loan Agreement;

      "FACILITY AGENT" means Mitsubishi Corporation (UK) PLC in its capacity as facility agent for the Lenders under each of the Loan Agreement and the Sister Company Loan Agreement and includes any successor facility agent or agents appointed under the Loan Agreement and the Sister Company Loan Agreement or either of them;

      "FINANCING DOCUMENTS" means the Loan Agreement and the Sister Company Loan Agreement and the Security Documents and "FINANCING DOCUMENT" means any of them;

      "GUARANTEED OBLIGATIONS" is defined in Clause 2.1;

      "LENDERS" means each of the Lenders specified in Schedule 1 of the Loan Agreement and/or of the Sister Company Loan Agreement and their respective successors in title and transferees under the Loan Agreement and/or of the Sister Company Loan Agreement;

      "OUTSTANDINGS" means any Outstandings as defined in the Loan Agreement or in the Sister Company Loan Agreement;

      "PROJECT DOCUMENTS" means the documents listed in Schedule 7 Part 1 of the Loan Agreement and in Schedule 7 part 1 of the Sister Company Loan Agreement;

      "RECEIVER" means a receiver and/or manager (and, as the context so admits, shall include an administrative receiver) or any similar person or officer appointed by the Security Agent pursuant to any Security Document;

      "REPAYMENT DATE" means any Repayment Date as defined in and for the purpose of each of the Loan Agreement and the Sister Company Loan Agreement;

      "SECURITY DOCUMENTS" means [this Deed and] the agreements, mortgages, deeds and other documents specified in Schedule 7 Part 2 of the Loan Agreement and/or the Sister Company Loan Agreement and any other documents (including, as the context may require the Loan Agreement and the Sister Company Loan Agreement) that may now or hereafter be included in the term "Security Documents" as that term is defined in either of the Loan Agreements or the Sister Company Loan Agreement;

      "SECURITY AGENT" means Mitsubishi Corporation (UK) PLC in its capacity as security trustee and agent under the Security Trust Deed and includes any successor security trustee and agent appointed under the terms thereof;

      "SECURITY PERIOD" means whichever of the later to expire of the Security Period under the Loan Agreement or under the Sister Company Loan Agreement (as the term "SECURITY PERIOD" is respectively defined therein);

      "SECURITY TRUST DEED" has the meaning ascribed to it in the Loan Agreement and the Sister Company Loan Agreement;

      "SEVERAL PROPORTIONS" means:

      (i)   in relation to Pride, 30%; and

      (ii)  in relation to Maritima, 70%;

      "SISTER COMPANY" means Petrodrill Seven Limited, a company incorporated under the laws of the British Virgin Islands, of Arias Fabrega and Fabrega Trust Co; BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands; and

      "TAXES" means any Taxes as defined in the Loan Agreement or in the Sister Company Loan Agreement.

1.2   INTERPRETATION

      This Deed shall be interpreted consistently with the Loan Agreement, and accordingly the provisions of Clauses 1.2 to 1.4 (inclusive) of the Loan Agreement shall apply hereto and (MUTATIS MUTANDIS) shall be deemed to be incorporated into this Deed as if set out in full in this Deed.

2.    FLOOR GUARANTEE AND UNDERTAKING

2.1   GUARANTEE

      Each Sponsor hereby severally irrevocably and unconditionally guarantees to each of the Beneficiaries the due and punctual payment and discharge by each of the Borrower and the Sister Company of such Sponsor's Several Proportion of all monies, obligations and liabilities of any nature whatsoever which are now or at any time hereafter may be or become due or owing by the Borrower and/or the Sister Company to each such Beneficiary under or pursuant to the Loan Agreement or the Sister Company Loan Agreement (including, but not limited to, any damages for any breaches thereof) and such Sponsor's Several Proportion of any other liabilities, whether actual or contingent, now existing or hereafter incurred by the Borrower and/or the Sister Company to each such of the Beneficiaries under or pursuant to [the Loan Agreement or the Sister Company Loan Agreement](whether, in any such case, due, owing or incurred by the Borrower and/or the Sister Company alone or jointly with any other person(s) and in whatever name, firm or style and whether as principal or surety) (all such obligations and liabilities being referred to herein as the "GUARANTEED OBLIGATIONS") and undertakes that if the Borrower or the Sister Company (as the case may be) fails for any reason punctually to perform such of the Guaranteed Obligations or any of them as it is liable to perform, each Sponsor severally shall cause such Sponsor's Several Proportion of each and every such payment to be made within five (5) Banking Days of receipt by such Sponsor of a written demand from the Beneficiaries (or either of them) as if such Sponsor instead of the Borrower or the Sister Company (as the case may be) were expressed in the [the Loan Agreement or the Sister Company Loan Agreement respectively] to be the primary obligor with respect to such Sponsor's Several Proportion of the relevant Guaranteed Obligation.

2.2   INDEMNITY

      Each Sponsor hereby severally irrevocably and unconditionally undertakes with each of the Beneficiaries that if any sum expressed to be payable by such Sponsor under Clause 2.1 is not for any reason recoverable from that Sponsor under this Deed on the basis of a guarantee (including, without limitation, any sum not recoverable under this Deed due to any invalidity, unenforceability or avoidance of any of the Financing Documents) suchSponsor shall as a primary obligor indemnify the Beneficiaries in respect thereof and shall pay such sum to such Beneficiaries on first demand.

2.3   LIMITATION

      The aggregate amount recoverable from each of the Sponsors under Clause 2 of this Deed (whether as sureties or by way of indemnity) shall not exceed:

      (i)   in the case of Pride US$32,400,000; and

      (ii) in the case of Maritima US$75,600,000.

2.4   COMMENCEMENT

      The obligation of the Guarantors under this Deed in respect of Guaranteed Obligations shall commence on the Charterparty Commencement Date and neither of the Guarantors shall have any obligation until such date but so that with effect from such date the

      Guarantors shall be liable in respect of all Guaranteed Obligations whenever the same may have arisen (and whether the same arose prior to or after such date).

3.    PRESERVATION OF OBLIGATIONS

3.1   DURATION OF OBLIGATIONS

      The Sponsors agree that their respective obligations under this Deed shall remain in full force and effect throughout the Security Period and notwithstanding the enforcement by the Security Agent of any of its rights under the Security Documents (including but without limitation, the appointment of a Receiver) or by either of the Beneficiaries or the taking of possession of any of the Secured Assets or any part thereof.

3.2   CONTINUING GUARANTEE ETC.

      Each of the Sponsors declares and agrees that:

(i)   this Deed shall be held by and shall be available  to the  Beneficiaries as a continuing guarantee and shall not be satisfied by any intermediate payment or satisfaction of any part of the moneys and liabilities hereby agreed to be paid or performed and shall remain in full force and effect until the Guaranteed Obligations and any other moneys and liabilities hereby agreed to be paid or performed have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Beneficiaries;

(ii) it has not received any security from the Borrower or the Sister Company or from any other persons for the giving of this Deed and it will not take any such security without the prior written consent of the Beneficiaries, and the Sponsors will hold any security taken in breach of this provision in trust for the Beneficiaries;

(iii) neither of the Beneficiaries shall be bound to enforce any guarantee or security or proceed or take any other steps against the Borrower and/or the Sister Company or any other person before enforcing this Deed;

(iv) this Deed shall be in addition to, and not in substitution for, any other rights which the Beneficiaries may now or hereafter have under or by virtue of any guarantee, security, encumbrance or agreement or any lien or by operation of law or under any collateral or other security now or hereafter held by the Beneficiaries or the Security Agent or to which the Security Agent or either of the Beneficiaries may be entitled; and

(v) without prejudice to sub-clause (i) this Deed shall be held by and shall be available to the Beneficiaries as security for the ultimate balance owing to the Beneficiaries in respect of the Guaranteed Obligations and shall not be discharged or affected by any intermediate reduction in (or extinguishment of) all or any of the Guaranteed Obligations resulting from a transfer or assignment by a Beneficiary of all or any of such Beneficiary's rights under the Loan Agreement or the Sister Company Loan
            Agreement pursuant to Clause 8.

3.3   AVOIDANCE OF SECURITIES

      Any settlement or discharge under this Deed between either Beneficiary and the Sponsors shall be conditional upon no security or payment to the Beneficiaries (or either of them) by the Borrower and/or the Sister Company, the Sponsors or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Beneficiaries (or either of them) shall be entitled to recover from the Sponsors on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

3.4   PRESERVATION OF RIGHTS

      The obligations of the Sponsors under this Deed shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate either of the Sponsors from its obligations hereunder in whole or in part, including (without limitation, and whether or not known to or discoverable by the Sponsors, the Borrower, the Sister Company, either Beneficiary or any other person):

     (i) any time or waiver granted to or composition with the Borrower, the Sister Company or the other Sponsor or any other person;

     (ii) the taking, variation, compromise, discharge, composition, arrangement, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Borrower, the Sister Company or the other Sponsor or any other person;

     (iii) any legal limitation, disability, incapacity or other circumstances relating to the Borrower, the Sister Company or the other Sponsor or any other person;

     (iv) any amendment or supplement to this Deed or any of the Financing Documents or any other document or security;

     (v) the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Borrower, the Sister Company or the other Sponsor or any other person;

     (vi) the unenforceability or invalidity of any obligations of the Borrower, the Sister Company or the other Sponsor or any other person under this Deed or any of the other Financing Documents or any other document or security;

     (vii) the failure of either of the Beneficiaries or any other person to take any other guarantee or security (whether contemporaneous with this Deed) or otherwise; or

     (viii) any other act, event or omission which but for the provision would or might operate to impair, discharge or otherwise affect the obligations of the Sponsors or either of them hereunder.

3.5   NON-COMPETITION

      Until all the Guaranteed Obligations and the other moneys and liabilities hereby agreed to be paid or performed have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Beneficiaries, the Sponsors shall not by virtue of any payment made or performance hereunder on account of such moneys and liabilities or by virtue of any relationship between, or transaction involving, the Sponsors, the Borrower, the Sister Company or any other person:

      (i) exercise any rights of subrogation or otherwise in relation to any rights, security or moneys held or received or receivable by any Secured Party or any other person;

      (ii) exercise any right of contribution from the other Sponsor or any co-surety or any other person liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

      (iii) exercise any right of set-off or counterclaim against the Borrower, the Sister Company or the other Sponsor or any such co-surety or any other person;

      (iv) receive, claim or have the benefit of any payment, distribution, security or indemnity from the Borrower, the Sister Company or the other Sponsor or any such co-surety or any other person; or

      (v) unless so directed by the Beneficiaries (when the Sponsors will prove in accordance with such directions), claim as a creditor of the Borrower, the Sister Company or the other Sponsor or any such co-surety in competition with the Beneficiaries (or either of them).

      The Sponsors shall hold in trust for the Beneficiaries and forthwith pay or transfer (as appropriate) to the Beneficiaries any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim received by it.

3.6   SUSPENSE ACCOUNTS

      Until the Guaranteed Obligations and all other liabilities hereby agreed to be paid or performed have been unconditionally and irrevocably paid in full to the satisfaction of the Beneficiaries, either Beneficiary may at any time keep in a separate account (without liability to pay interest thereon) for as long as it may think fit any moneys received, recovered or realised under this Deed or under any other guarantee, security or agreement relating in whole or in part to the moneys and liabilities hereby agreed to be paid and performed without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

3.7   INTEREST

      The Sponsors shall pay interest at the relevant rate applicable under the relevant Financing Document (as well after as before judgement) on any amount for the time being due from the Sponsors to either Beneficiary under this Deed from the date of a valid demand for payment hereunder until actual payment in full.

3.8   OPENING OF NEW ACCOUNTS

      If for any reason this Deed ceases to be a continuing security, either Beneficiary may either continue any then existing account or open one or more fresh accounts for the Borrower or the Sister Company, but in either case the obligations of the Guarantors shall remain unaffected by, and be computed without regard to, any payment into and out of any such account.

4.    PAYMENTS

4.1   CURRENCY OF FUNDS

      All payments to be made by the Sponsors under this Deed shall be made:

     (i) for value on the due date at such time and in such funds as the Beneficiaries entitled to such payment may specify to the Sponsors as being customary at the time for the settlement of transaction in US Dollars in the place for payment; and

     (ii) to such account at such office or bank as the Beneficiary entitled to such payment may notify to the Sponsors for this purpose.

4.2   NO SET-OFF OR COUNTERCLAIMS

      All amounts due from the Sponsors to the Beneficiaries (or either of them) under this Deed shall be paid without any form of set-off, counterclaim or condition whatsoever. Any amount due from the Sponsors under this Deed shall not be reduced by any set-off, counterclaim or other claim which the Sponsors may have against the Borrower or the Sister Company whether under this Deed, any Project Document or otherwise.

4.3   UNCONDITIONAL OBLIGATION

      Nothing in this Deed, nor any matter, fact, act, omission, circumstance or thing whatsoever, including without limitation:

     (i) the failure or frustration of the project the subject of the Project Documents;

     (ii) any change in circumstances or political, economic or financial conditions;

     (iii) the insolvency, dissolution, death, disability or incapacity of any person whatsoever; or

     (iv)   the breach by any person of any agreement or understanding,

      shall operate in any way to affect or minimise, or release the Sponsors from any of the Sponsors' obligations under, this Deed, all of which obligations shall subsist in full notwithstanding any such matter, fact, omission, circumstance or thing.

5.    TAXATION

      All payments to be made by the Sponsors (or either of them) hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for or on account of any present or future Taxes of any nature whatsoever imposed by or in any country ("APPLICABLE TAX") unless the Sponsors (or either of them) are compelled by law to make payment to or for the account of the Beneficiaries (or either of them) subject to such Applicable Tax, in which case it shall promptly pay such Applicable Tax and the amount of the relevant payment hereunder shall be increased to the extent necessary to ensure that the recipient Beneficiary actually receives an amount, free and clear of and after deduction for all such Applicable Tax, equal to the full amount which would have been received if no such withholding or deduction had been made. Each of the Sponsors shall severally pay and indemnify and keep indemnified each of the Beneficiaries against all such Applicable Tax. The Sponsors shall promptly deliver to each of the Beneficiaries copies of official Tax receipts evidencing payment of any such Applicable Tax imposed as aforesaid. The obligations of the Sponsors under this Clause 5 shall survive the repayment of the Guaranteed Obligations and Sister Company Obligations and the payment of all other sums payable hereunder and under the other Security Documents.

6.    REPRESENTATIONS AND WARRANTIES

6.1   REPRESENTATIONS

      Each of the Sponsors represents and warrants severally as to itself to each of the Beneficiaries on the date of this Deed as follows:-

      (i) It is a limited liability company duly organised and validly existing under the laws specified on page 1 of this Deed, possessing perpetual corporate existence and the capacity to sue or be sued in its own name and each of it and its Subsidiaries has the power to own its assets and carry on its business as it is now being conducted.

      (ii) It has the power to enter into and perform this Deed and each of the other Financing Documents and the Project Documents to which it is a party and the transactions contemplated thereby and has taken all necessary action to authorise the entry into and performance of this Deed and each of the other Financing
            Documents and the Project Documents to which it is a party and the transactions contemplated thereby in accordance with the terms thereof.

      (iii) This Deed and each of the other Financing Documents and the Project Documents to which it is a party constitute its legal, valid and binding obligations enforceable in accordance with their respective terms and are in proper form for the enforcement in all the courts of the country of incorporation.

      (iv) The entry into and performance of this Deed and each of the other Financing Documents and Project Documents to which it is a party and the transactions contemplated thereby do not conflict with:

            (a)   any law or official requirement;

            (b)   its constitutional documents; or

            (c) any agreement or document to which it or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries or any of their respective assets, and will not result in the creation or imposition of (or enforcement of) any encumbrance on any of its assets or the assets of any of its Subsidiaries.
6.2   REPETITION

      The representations and warranties set out in this Clause 6 shall survive the execution of this Deed and the making of each Advance and shall be deemed to be repeated on the date of the giving of each Drawdown Notice, on each Drawdown Date on each Repayment Date, so long as any of the Guaranteed Obligations is or may be outstanding or any Commitment is in force with reference to the facts and circumstance then subsisting, as if make at each such time.

7.    CURRENCY INDEMNITY

7.1   INDEMNITY

      (i) If, for any reason, any payment due from the Sponsors (or either of them) under or in connection with this Deed is made or is satisfied in a currency (the "OTHER CURRENCY") other than the currency in which the relevant payment under this Deed is due (the "CONTRACTUAL CURRENCY"), then to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, in the case of the liquidation or insolvency of the Sponsors (or either of them), at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation or insolvency) actually received by the party entitled thereto falls short of the amount expressed to be due under the terms of this Deed, the Sponsors, or (as the case may be) the relevant Sponsor, shall, as a separate and independent several obligation, indemnify the party entitled thereto and hold such party harmless against the amount of such shortfall.

      (ii) If on any occasion the Contractual Currency so purchased exceeds the amount payable hereunder in the Contractual Currency to the party entitled thereto then, subject to the Sponsors, or (as the case may be) the relevant Sponsor, having no further obligation, actual or contingent, to such party under this Deed, such party shall refund to the Sponsors, or (as the case may be) the relevant Sponsor, the excess amount of the Contractual Currency so purchased.

      (iii) For the purpose of this Clause "RATE OF EXCHANGE" means the rate at which the party entitled thereto is able on the relevant date to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

7.2   INDEPENDENT OBLIGATIONS

      The indemnities in Clause 7.1 shall constitute separate and independent obligations of the Sponsors from their other respective obligations under this Deed, shall give rise to a separate and independent cause of action against the Sponsors or (as the case may be) the relevant Sponsor severally and shall apply irrespective of any indulgence granted by the Beneficiaries (or either of them) from time to time.

8.    ASSIGNMENT

      If either of the Beneficiaries transfers the benefit of any of its rights under the Loan Agreement or the Sister Company Loan Agreement to any transferee (a "TRANSFEREE") (including any transfer effected pursuant to and in accordance with Clause 15.4 of the Loan Agreement or the Sister Company Loan Agreement) such Beneficiary shall be entitled to elect whether to transfer and assign the benefit of its rights under this Deed by the service of notice by such Beneficiary upon the Sponsors. If such Beneficiary does not serve such a notice such Beneficiary shall retain the full benefit of this Deed for the obligations of the Guarantors in respect of the Guaranteed Obligations and for the avoidance of any doubt it is expressly confirmed and agreed by the Guarantors and each of them that the benefit of this Deed shall apply in respect of the Guaranteed Obligations including (for the avoidance of doubt) any Guaranteed Obligations existing at the date of or incurred after the date of such transfer.

9.    NOTICES, ETC.

9.1   METHOD OF SENDING

      Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile transmission or by telex or by letter.

9.2   ADDRESSES FOR NOTICES

      Any communication or document to be made or delivered by one person to another pursuant to this Deed shall (unless the one has by not less than three (3) days' written notice to the other specified another address) be made or delivered to that other person at the respective addresses set out below.

      (1)   The Beneficiaries:      Petro Dia Three S.A.

            c/o Mitsubishi Corporation
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention:  General Manager, Ship & Industrial Project Department
            Facsimile:


      (2)   The Sponsors      Petro Dia Four S.A.

            c/o  Mitsubishi Corporation
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention:  General Manager, Ship & Industrial Project Department
            Facsimile:

9.3   DEEMED RECEIPT

      Any notice given hereunder shall be deemed to have been received:

      (i) If sent by facsimile transmission or by telex, at the opening of business one (1) Banking Day after the day it was transmitted;

      (ii) In the case of a written notice lodged by hand, at the time of actual delivery; and

      (iii) If posted, on the fifth Banking Day following the day on which it was properly despatched by first class mail postage prepaid.

10.   COUNTERPARTS

      This Deed may be executed in any number of counterparts and by the different parties hereto on different counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.   WAIVER; REMEDIES CUMULATIVE

      No failure to exercise and no delay in exercising on the part of the Beneficiary (or either of them) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

12.   LANGUAGE

      Each document referred to herein or to be delivered hereunder (including financial statements) and each other communication shall be in the English language.

13.   SEVERABILITY

      Any provision in this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14.   GOVERNING LAW AND JURISDICTION

14.1  GOVERNING LAW

      This Deed shall be governed by and construed in accordance with English law.

14.2  SUBMISSION TO JURISDICTION

      Each of the parties hereto irrevocably agrees that the English courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and/or the Financing Documents and that accordingly any suit, action or proceedings ("PROCEEDINGS") arising out of or in connection with this Deed and/or the other Financing Documents may be brought in such courts.

14.3  WAIVER OF OBJECTION

      Each of the Sponsors irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in Clause 14.2 and any claim that any such Proceedings have been brought in an inconvenient forum, and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon each of the Sponsors and may be enforced in the courts of any other jurisdiction.

14.4  OTHER JURISDICTIONS

      Nothing contained in this Clause 14 shall limit the right of any of the parties hereto to take proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

14.5  SERVICE OF PROCESS

      The Sponsors irrevocably and unconditionally:

      (a) designate, and appoint and empower Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ to receive for them and on their behalf, service of process issued out of the English courts in any Proceedings arising out of or in connection with this Agreement;

      (b) agree to maintain in England a duly appointed process agent notified to the other parties to this Agreement, for the purposes of paragraph (a) above;

      (c) agree that failure by any such process agent to give notice of such process to them shall not impair the validity of such service or of any judgment based thereon;

      (d) consent to the service of process out of any of the said courts in any such Proceedings by the airmailing of copies, postage prepaid, to them at the address for the time being applying for the purposes of Clause 8; and

      (e) agree that nothing herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof the parties have caused this Deed to be executed and delivered as a Deed.




EXECUTED and DELIVERED                    ) /s/ Illegible
as a DEED by PRIDE                        )
INTERNATIONAL INC acting by               )
its duly authorised signatory/            )
attorney-in-fact in the presence of:-     ) /s/ Illegible



EXECUTED and DELIVERED                    )
as a DEED by MARITIMA                     )

PETROLEO E ENGENHARIA                     ) /s/ Illegible
LTDA acting by its duly authorised        )
signatory/attorney-in-fact in the         )
presence of:-                             ) /s/ Illegible




EXECUTED and DELIVERED                    ) /s/ Illegible
as a DEED by PETRO DIA THREE              )
SA acting by its duly authorised          )
signatory/attorney-in-fact                )
in the presence of:-                      ) /s/ Illegible




EXECUTED and DELIVERED                    ) /s/ Illegible
as a DEED by PETRO DIA FOUR               )
SA acting by its duly authorised          )
signatory/attorney-in-fact                )
in the presence of:-                      ) /s/ Illegible